EXHIBIT 10.1

                        RESTRICTED STOCK AWARD AGREEMENT

                        PIONEER NATURAL RESOURCES COMPANY
                          2006 LONG TERM INCENTIVE PLAN


                             (INSERT DATE OF GRANT)



To:  _______________________________

     Pioneer Natural Resources Company, a Delaware corporation (the "Company"), is pleased to grant you an award (the "Award") to receive an aggregate of __________ shares (the "Restricted Shares") of common stock, par value $0.01, of the Company (the "Stock"). This award is subject to your acceptance of and agreement to all the applicable terms, conditions and restrictions described in this Restricted Stock Award Agreement (the "Agreement") and the Pioneer Natural Resources Company 2006 Long Term Incentive Plan (the "Plan"). A copy of the Plan is available upon request. Except as provided below, to the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letters capitalized, but that are not otherwise defined in this Agreement, shall have the meanings given to them in the Plan in effect as of the date of this Agreement.

     This Agreement sets forth the terms of the agreement between you and the Company with respect to the Restricted Shares. By accepting this Agreement, you agree to be bound by all of the terms hereof.

     1. Escrow of Restricted Shares. The Company shall, at its sole election, either issue in your name a certificate for the Restricted Shares and retain that certificate for the period during which the restrictions described in
Section 3 are in effect, or issue the Restricted Shares in your name electronically and control the Restricted Shares electronically during the period of restriction. You shall, if requested, execute and deliver to the Company a stock power in blank for the Restricted Shares and deliver such stock power to the Company. You hereby agree that the Company shall hold the certificate for, or control electronically, the Restricted Shares and the related stock power pursuant to the terms of this Agreement until such time as the restrictions described in Section 3 lapse as described in Sections 4, 5 and 6, or the Restricted Shares are canceled pursuant to the terms of Section 3.

     2. Ownership of Restricted Shares. From and after the time that a certificate (electronic or otherwise) has been issued in your name, you are entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as and when declared by the Board subject, however, to the terms, conditions and restrictions described in the Plan and in this Agreement.

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     3.  Restrictions. The Restricted Shares are restricted in that they may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such restrictions are removed or expire as described in Section 4, 5 or 6 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company. You hereby agree that if the Restricted Shares are forfeited as provided in Section 6, you shall forfeit the Restricted Shares to the Company and all your rights thereto shall terminate without any payment of consideration by the Company. You hereby acknowledge that if issued, the certificate for the Restricted Shares, at the Company's sole discretion, may bear a legend noted conspicuously thereon referring to the terms, conditions, and restrictions described in the Plan and in this Agreement. Any attempt to dispose of any Restricted Shares in contravention of the terms, conditions and restrictions described in the Plan or in this Agreement shall be ineffective.

     4. Expiration of Restrictions and Risk of Forfeiture. Subject to the terms and conditions of this Agreement, the restrictions described in Section 3 shall lapse in full on the third anniversary of the date of this Agreement (the "Vesting Date"); provided, however, that such restrictions will expire on the Vesting Date only if you have been an employee of the Company or of a Subsidiary continuously from the date of this Agreement through the Vesting Date; provided, further, however, that if you cease to be an employee of the Company or of a Subsidiary for any reason after the Vesting Date, all Restricted Shares granted pursuant to this Agreement will survive the termination of employment.

     5. Change in Control of the Company. Notwithstanding Section 4 of this Agreement, upon the occurrence of a Change in Control, all of the Restricted Shares subject to this Award shall become immediately and unconditionally vested and unrestricted.

     6. Termination of Employment.

       (a) Termination By Employee Without Good Reason. If your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily by you prior to the Vesting Date and such termination is not a Termination for Good Reason (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then all Restricted Shares granted pursuant to this Agreement shall become null and void as of the date of such termination.

       (b) Termination By The Company For Cause. If your employment relationship with the Company or any of its Subsidiaries is terminated by the Company prior to the Vesting Date and such termination is a Termination for Cause (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then all Restricted Shares granted pursuant to this Agreement shall become null and void as of the date of termination.

       (c) Termination By The Company Not For Cause Or By Employee For Good Reason. If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date
(x) by the Company and such Subsidiaries and such termination is not a Termination for Cause or (y) by you and such termination is a Termination for Good Reason, then all of the Restricted Shares subject to this Award shall become immediately and unconditionally vested and unrestricted.

       (d) Other Termination Events. If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date as a result of any of the following events:

          (i) your death;

          (ii) your Disability; or

          (iii) your Normal Retirement,

then the restrictions on a number of Restricted Shares shall automatically lapse such that the number of Restricted Shares for which the restrictions have lapsed as of your date of termination will be equal to the product of (i) the total number of Restricted Shares granted to you pursuant to this Agreement, times
(ii) a fraction, the numerator of which is the number of full months (counting the month in which your termination of employment occurs as a full month), beginning with the first full month following the date of this Agreement, during which you were employed by the Company and/or any Subsidiary and the denominator of which is 36. The portion, if any, of your Restricted Shares for which restrictions have not lapsed as of the date of the termination of your employment relationship shall become null and void as of the date of termination; provided, however, that the portion, if any, of this Award for which forfeiture restrictions have lapsed as of the date of termination will survive.

For purposes of this Section 6(c), "Disability" shall have the meaning ascribed to it in the Severance Agreement between you and the Company or one of its Subsidiaries; and "Normal Retirement" shall mean the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed due to your retirement on or after the date you attain age 60.

     7. Adjustment Provisions. In the event there is any change in the Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, the number of shares associated with the Award of Restricted Shares subject to this Agreement shall be adjusted in the manner consistent with the adjustment provisions provided in Section 9(b) and 9(c)(ii) of the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock divided shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which suck Stock has been distributed.

     8. Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Sections 4, 5 and 6 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

     9. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

     10. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     11. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree with the Company that you will keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you.

     12. Payment of Taxes. The Company may from time to time require you to pay to the Company (or the Company's Subsidiary if you are an employee of a Subsidiary of the Company) the amount that the Company deems necessary to satisfy the Company's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, unless another arrangement is permitted by the Company in its discretion, the Company shall withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value, as defined in the Plan, at the time as of which such determination is made. In the event the Company subsequently determines that the aggregate Fair Market Value, as defined in the Plan, of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company's request, the amount of that deficiency.

     13. Right of the Company and Subsidiaries to Terminate Employment. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the rights of the Company or any Subsidiary of the Company to terminate your employment at any time.

     14. No Liability for Good Faith Determinations. Neither the Company nor the members of the Board and the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

     15. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

     16. Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

     17. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     18. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

     The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

          Company:    Pioneer Natural Resources Company
                      Attn: Corporate Secretary
                      5205 N. O'Connor Boulevard, Suite 200
                      Irving, Texas 75039-3746

          Holder:     At your current address as shown in the Company's records.

     19. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

     20. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

     21. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     22. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     23. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

     24. Amendment. This Agreement may be amended at any time unilaterally by the Company provided that such amendment is consistent with all applicable laws, including Section 409A of the Code, and does not reduce any rights or benefits you have accrued pursuant to this Agreement. This Agreement may also be amended in any manner consistent with all applicable laws, including Section 409A of the Code, by a written consent executed by you and a duly authorized representative of the Company.

     25. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan; provided, however, that notwithstanding anything to the contrary herein, any provision of this Agreement that is inconsistent with the provisions of Section 9(c), (e), and (f) of the Plan shall control over such provisions of the Plan.

     26. Agreement Respecting Securities Act of 1933. You represent and agree that you will not sell the Stock that may be issued to you pursuant to your Restricted Shares except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933 (including Rule 144).

     If you accept this Restricted Stock Award Agreement and agree to its terms and conditions, please so confirm by signing and returning the duplicate of this Agreement enclosed for that purpose.

                                               Very Truly Yours,

                                               PIONEER NATURAL RESOURCES COMPANY


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________
                                               Date:____________________________


ACKNOWLEDGED AND AGREED:



By:      ________________________
Name:    ________________________

                                   Schedule I

     The document to which this Schedule I is attached is the form of Restricted Stock Award Agreement between the Company and each of Scott D. Sheffield and Timothy L. Dove.

     The form of Restricted Stock Award Agreement between the Company and its other executive officers varies from this Exhibit 10.1 by modifying Section 6 to provide, in its entirety, the following:

  6. Termination of Employment.

     (a) Termination By Employee Without Good Reason. If your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily by you prior to the Vesting Date and such termination is not a Termination for Good Reason (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then all Restricted Shares granted pursuant to this Agreement shall become null and void as of the date of such termination.

     (b) Termination By The Company For Cause. If your employment relationship with the Company or any of its Subsidiaries is terminated by the Company prior to the Vesting Date and such termination is a Termination for Cause (as such term is defined in the Severance Agreement between you and the Company or one of its Subsidiaries), then all Restricted Shares granted pursuant to this Agreement shall become null and void as of the date of termination.

     (c) Other Termination Events. If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date as a result of any of the following events:

     (i) your death;

     (ii) your Disability;

     (iii) your Normal Retirement;

     (iv) a termination by you that is a Termination for Good Reason; or

     (v) a termination by the Company that is not a Termination for Cause,

then the restrictions on a number of Restricted Shares shall automatically lapse such that the number of Restricted Shares for which the restrictions have lapsed as of your date of termination will be equal to the product of (i) the total number of Restricted Shares granted to you pursuant to this Agreement, times (ii) a fraction, the numerator of which is the number of full months (counting the month in which your termination of employment occurs as a full month), beginning with the first full month following the date of this Agreement, during which you were employed by the Company and/or any Subsidiary and the denominator of which is 36. The portion, if any, of your Restricted Shares for which restrictions have not lapsed as of the date of the termination of your employment relationship shall become null and void as of the date of termination; provided, however, that the portion, if any, of this Award for which forfeiture restrictions have lapsed as of the date of termination will survive.

For purposes of this Section 6(c), "Disability" shall have the meaning ascribed to it in the Severance Agreement between you and the Company or one of its Subsidiaries; and "Normal Retirement" shall mean the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed due to your retirement on or after the date you attain age 60.